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EXHIBIT 99.1

MEDICAL
RESOURCES, INC.

                                  PRESS RELEASE

       MEDICAL RESOURCES, INC. ANNOUNCES FILING OF PLAN OF REORGANIZATION



     HACKENSACK, N.J., April 7, 2000 --Medical Resources, Inc. (OTC Bulletin
Board: MRII) today reported that it had filed a pre-negotiated Plan of Reorganization and commenced proceedings under Chapter 11 of the Federal Bankruptcy Code in connection with the Company's previously announced agreement-in-principle to convert $75,000,000 of its Senior Notes into common stock of the reorganized Company. Under the Plan of Reorganization and the Chapter 11 proceeding (which applies only to the parent company, Medical Resources, Inc., and not to any of its operating subsidiaries or affiliates), the holders of the Senior Notes and the Company's primary medical equipment lender (who also holds approximately $5,121,000 of unsecured debt of the Company) are to receive approximately 90% of the reorganized Company's Common Stock. Under the Plan of Reorganization, which is subject to certain conditions, it is contemplated that the reorganized Company's remaining equity will be distributed among junior creditors (including plaintiffs in current lawsuits pending against the Company), other claim holders and the Company's equity holders.

   Commenting on the filing of the Plan of Reorganization and commencement of Chapter 11 proceedings, Geoffrey A. Whynot, the Company's Co-Chief Executive Officer said, "Today's events are the first step towards completion of the Company's consensual debt-for-equity conversion of approximately $75,000,000 of Senior Notes and other unsecured debt. The reorganization, which is expected to be completed in 60 to 90 days, will greatly reduce the Company's debt load and, therefore, strengthen our business. Since we expect to continue to meet all of our trade credit and operating obligations in the ordinary course, there will be no disruption with respect to physician, vendor or employee relationships. By moving quickly and consensually with the holders of the Senior Notes to reorganize the Company, we have positioned Medical Resources to best maximize its business prospects for the future."


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Note: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that forward-looking



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statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation: the ability of the Company to consummate a Plan of Reorganization pursuant to its agreement with the holders of the $75,000,000 of Senior Notes; the ability of the Company to generate net positive cash flows from operations; the ability of the Company to obtain financing (and any required consents and approvals) to fund its operations as needed; the payment timing and ultimate collectibility of accounts receivable from different payer groups (including personal injury type); the impact of a changing mix of managed care and personal injury claim business on contractual allowance provisions, net revenues and bad debt provisions; the availability of lease financing, in general and on reasonable terms, for the replacement or upgrade of the Company's diagnostic equipment as required to remain competitive; and the effects of federal and state laws and regulations on the Company's business over time. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request.



CONTACT:

MEDICAL RESOURCES, INC.
Christopher J. Joyce, Co-Chief Executive Officer
Geoffrey A. Whynot, Co-Chief Executive Officer and
Chief Financial Officer
(201) 883-5460



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